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                                                                    Exhibit 10.2

                              CONSULTING AGREEMENT


         THIS CONSULTING AGREEMENT dated as of this 1st day of January, 1999, is entered into by and between Enter Tech Corporation (the "Company") a Nevada corporation and Advance Marketing Analysis ("Consultants") a proprietorship.

Whereas, the Company desires to retain Consultant and Consultant has consented to provide personal consulting services for the Company, specifically for assistance in developing and coordinating the following:

         1. Work directly with all investment bankers, individuals, institutions on completion of a private placement or secondary offerings in the amount of $5,000,000 for the purpose of adding capital for the Company.

         2. Work directly with the President of the Company in planning for growth, business planning, personnel placement. Oversee all sales activities of the company. Attend all board meetings.

         3. Assist in negotiations for investment banker for the company.

         4. Oversee and negotiate all acquisition contracts for the company.

NOW, THEREFORE, the Company and Consultants agree to the following terms and conditions of Agreement.

                                    AGREEMENT

1. Retention. Beginning on the Effective Date, which is the 1st of January, 1999, the Company will retain Consultants, and Consultants will accept retention by the Company, as Consultants reporting to the Company board of directors in accordance with the terms of this Agreement.

2.       Duties.

         2.1 Consultants primary duties will be to assist in finding the people necessary to build the capital base of the company, which will include strategic planning, acquisitions, assistance in building management, sales promotion, and such reasonable other duties as may be required.

         2.2 Consultants will assist the Company management in the development of an investment banking relationship.

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         2.3 The President will report directly to the Consultants
and the Consultants will answer directly to the Board of Directors.

         2.4 Consultants will directly with the marketing team selling quickgold programs. Consultants will be paid a 10% commission on all sales made specifically by consultants as any sales person would be paid. If Consultants commission exceeds the monthly fee paid to consultants, consultants will not be owed a monthly fee.

3. Time Obligations. Consultants will devote approximately 100% of his normal working month to their duties hereto. Consultants will devote his best efforts to the Company business as outlined above.

4. Compensation. For all services rendered by Consultant under this Agreement, the Company has and will compensate Consultant as follows from the Effective Date.

         4.1 The Company will compensate Consultants with restricted shares of common stock at a rate of 200,000 shares a year for two years provided the business plan established for the Company is met. The final business plan will be submitted and attached hereto prior to the second quarter of the fiscal year the business plan is projected for.

         4.2 The Company will pay Consultants $5,000.00 per month. (If the commission paid to consultants exceeds the $5,000.00 per month, no monthly fee will be due Consultants).

         4.3 Consultants expenses for reasonable business related travel, entertainment and other expenses will be paid monthly.

5.       Term and Termination.

         5.1 Unless otherwise terminated as provided in Section 5, this Agreement shall expire on December 31, 2001.

         5.2      This Agreement shall be terminated upon the following:

                  5.2.1 Inability of Consultants to perform the duties for a period of sixty (60) days in any one calendar year due to sickness, disability or any other cause unless Consultant is granted a leave of absence by the Company.

                  5.2.2 For a cause as provided in Sections 6.1, 6.2 and 6.3.

6.       Cause and Breach.

         6.1 Where reference is made in this Agreement to termination being by the Company with or without cause, "cause" shall mean cause given by Consultants to the Company and is limited to the following:


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                  6.1.1 Repeated failure or refusal to carry out the reasonable directions of the Board as it relates to the projects provided for in this Agreement and such directions are consistent with the business plans of the Company;

                  6.1.2 Violation of a state or federal law involving the commission of a crime against the Company or a felony materially adversely affecting the Company; or

                  6.1.3 Consultants dependence on or abuse of alcohol or any controlled substance; or

                  6.1.4 Any breach of this Agreement or of any covenant herein or the falsity of any representation or warranty not corrected as provided in Section 6.3 hereof.

         6.2 Where reference is made in this Agreement to termination being by Consultants with or without cause, "cause" shall mean any breach of this Agreement by the Company not corrected as provided in Section 6.3 hereof.

         6.3 Whenever a breach of this Agreement by either party is relied upon as a justification for any action taken by a party pursuant to any provision of this Agreement, before such action is taken, the party asserting the breach shall give the other party written notice of the existence and nature of the breach and the opportunity to correct such breach during the period of five (5) business days following such notice.

7. Notice. All notices and requests in connection with this Agreement shall be in writing and may be given by personal delivery, registered or certified mail, return receipt requested, telegram or any other customary means of communications addressed as follows:

Consultant:    Advance Marketing Analysis       Company:    Enter Tech Corp.
               937 E. 7th St.                               430 E. 6th St.
               Loveland, CO 80537                           Loveland, CO 80537

8. Assignment. The rights of either party shall not be assigned or transferred either voluntarily or by operation of law without the other party's written consent, nor shall the duties of either party be delegated in whole or in part either voluntarily or by operation of law without the other party's written consent. Any unauthorized assignment, transfer or delegation shall be of no force or effect.

9. Consultants Counsel. Consultant has retained independent legal counsel to advise him with respect to this Agreement and is not relying on the Company or its counsel for legal or tax advice.

10.      Miscellaneous.


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         10.2 Waiver. No waiver of any of the provisions of this Agreement shall be valid unless in writing, signed by the party against whom such waiver is sought to be enforced, signed by the party against whom such waiver is sought to be enforced, nor shall failure to enforce any right hereunder constitute a continuing waiver of these same or a waiver of any other right hereunder.

         10.3 Amendments. All amendments of this Agreement shall be made in writing, signed by the parties, and no oral amendment shall be binding on the parties.

         10.4 Relationship of Parties. Consultants are independent contractors and not an employee of the Company and agrees to comply with federal and state tax and social security legislation as applicable to such independent contractors. Consultants have no authority to bind the Company or incur any obligation on behalf of the Company.

         10.5 Integration. This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes and cancels any other prior agreements and understandings of the parties in connection with such subject matter.

         10.6 Severability. The unenforceability or invalidity of any provision or provisions of this Agreement shall not render any other provision or provisions hereof for any reason be excessively broad as to duration, scope, activity or subject, it shall be construed by reducing such provisions, so as to be enforceable to the extent compatible with applicable law.

         10.7 Headings. The headings or titles in this Agreement are for the purpose of reference only and shall not in any way affect the interpretation or construction of this Agreement.

         10.8 Governing Law. This Agreement will be governed by the laws of the State of Colorado, applicable to agreements between Colorado residents to be performed where the Company has need within the United States of America.

         10.9 Attorneys' Fees. In the event of litigation to enforce this Agreement, the prevailing party will be entitled to recover its reasonable attorneys' fees as determined by the court.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

COMPANY:          Enter Tech Corporation

                  By:   /s/ AW Hogan
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CONSULTANTS:

                  By:   /s/ DW Thomas
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